Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Fatpipe, Inc. of our reports dated 14th June 2024 relating to the Consolidated Financial Statements of Fatpipe, Inc., as of and for the years ended March 31, 2024 and 2023 which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: March 11, 2025

Place: Chennai, India